EXHIBIT 10.2

MODIFICATION OF LOAN AND SECURITY AGREEMENT

WHEREAS this agreement is in reference to a loan which is evidenced by an instrument entitled LOAN AND SECURITY AGREEMENT (“AGREEMENT”), dated February 20, 2001, executed by and between LEE PHARMACEUTICALS as “BORROWER” AND PREFERRED BUSINESS CREDIT, INC. (“PBC”), as “LENDER.”

NOW THEREFORE, it is agreed by the undersigned parties that the AGREEMENT shall be amended in the following respect:

In Section 2.8 of the Agreement, . This Agreement shall become effective upon acceptance by PBC and shall continue in full force and effect for a term ending one year from the date of this Agreement (the “Renewal Date”) and shall be automatically renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to terms hereof.  Either party may terminate this Agreement on the Renewal Date or on any anniversary of the Renewal date by giving the other party at least ninety (90) days prior written notice by registered or certified mail, return receipt requested.  Notwithstanding the foregoing, PBC shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

Except as noted above, all the terms, conditions and provisions of said AGREEMENT shall remain unchanged and in full force and effect.

DATE: May 20, 2004

PREFERRED BUSINESS CREDIT, INC.		AGREED AND ACCEPTED:

LEE PHARMACEUTICALS
a California corporation

BY:	FARHAD MOTIA
Farhad Motia, President

By:	RONALD G. LEE
Ronald G. Lee, President